UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 22, 2011

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601)948-4091
                    (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01                      Entry into a Material Definitive Agreement

Parkway Properties, Inc. (the “Company”) has entered into a Purchase and Sale Agreement (the “Agreement”) with HUB Properties Trust (“Buyer”) to sell 111 East Wacker for a gross sale price of $150.6 million. 111 East Wacker is a 1.0 million square foot office property located in the central business district of Chicago, Illinois, and the property currently serves as collateral for a $148.5 million non-recourse mortgage loan with a fixed interest rate of 6.3% and maturity date in July 2016.  As of September 22, 2011, the Buyer has concluded its due diligence and has deposited earnest money of $2.4 million.  The sale is expected to close during the fourth quarter of 2011, subject to the buyer’s successful modification and assumption of the existing mortgage loan and customary closing conditions.  The Agreement contains representations, warranties and covenants that are customary and typical for an agreement and transaction of this nature.  As disclosed in the Form 8-K filed on May 12, 2011, the Company previously sold 233 North Michigan to the Buyer.  There is no other material relationship between the Company and the Buyer.

The description of the Agreement contained herein is qualified in its entirety by the Purchase and Sale Agreement, as amended, which is attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3 to this Form 8-K and incorporated herein by reference.

Item 2.06                      Material Impairments

In connection with the Purchase and Sale Agreement, as amended, and as discussed in Item 1.01, the Company estimates that it will recognize a non-cash impairment loss of approximately $18 to $20 million in the third quarter of 2011, however this is only an estimate and could change primarily based upon the ultimate timing of the sale.

Item 8.01                      Other Events

On September 20, 2011, Parkway Properties LP, the entity through which the Company conducts substantially all of its business, modified its existing unsecured credit facility, subject to the sale of 111 East Wacker, to reduce its Minimum Tangible Net Worth requirements and adjust its Funds From Operations definition.  The description of the amendment to the credit agreement contained herein is qualified in its entirety by the Second Amendment to Credit Agreement, which is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this current report relating to the Company’s expectations as to the timing of the disposition and descriptions relating to these expectations are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets;  tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the failure to sell properties as and when anticipated; the risk that a condition to closing of these transactions may not be satisfied;  and other risks and uncertainties detailed from time to time in the Company’s SEC filings.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements.  The Company does not undertake to update forward-looking statements.

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Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

2.1	Purchase and Sale Agreement dated as of August 19, 2011 by and between 111 East Wacker, LLC, a Delaware limited liability company, and HUB Properties Trust, a Maryland real estate investment trust.

2.2
First Amendment to Purchase and Sale Agreement dated as of September 21, 2011 by and between 111 East Wacker, LLC, a Delaware limited liability company, and HUB Properties Trust, a Maryland real estate investment trust.

2.3
Second Amendment to Purchase and Sale Agreement dated as of September 22, 2011 by and between 111 East Wacker, LLC, a Delaware limited liability company, and HUB Properties Trust, a Maryland real estate investment trust.

99.1
Second Amendment to Credit Agreement dated as of September 20, 2011 by and among Parkway Properties LP, a limited partnership formed under the laws of the State of Delaware, Parkway Properties, Inc., a corporation incorporated under the laws of the State of Maryland, each of the Lenders party hereto and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES, INC.

Date: September 23, 2011	By:	/s/ Mandy M. Pope
Name: Mandy M. Pope
Title: Executive Vice President and Chief Accounting Officer

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